                                                                    Exhibit 12.1


                               WINSTAR COMMUNICATIONS, INC
       RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                     (IN THOUSANDS)


                                                                                         Ten months
                                                                                            ended
                                                               Year Ended February 28,   December 31,  Year Ended December 31, 1996
                                                        ------------------------------- ------------- -----------------------------
                                                           1993         1994       1995     1995          Actual        Pro Forma
                                                           ----         ----       ----     ----          ------        ---------

EARNINGS:

   Net loss from continuing operations
          before income taxes                            $(4,594)    $(8,205)    $(7,226)  $(16,094)    $(82,713)       $(169,758)
   Adjustments to Earnings:
          Fixed Charges, as Detailed Below                   674         915         900      8,063       38,520          111,002
          Interest Capitalized                               -           -           -          -           (320)            (320)
          Extraordinary Item                                 -          (194)        -          -            -                -
          Minority interest in WinStar Gateway Network       -          (195)        -          -            -                -
                                                         -------     -------     -------   --------     --------        ---------
   Earnings as Adjusted                                  $(3,920)    $(7,639)    $(6,326)  $ (8,031)    $(44,513)       $ (59,076)
                                                         -------     -------     -------   --------     --------        ---------
                                                         -------     -------     -------   --------     --------        ---------

FIXED CHARGES:

   Interest Expense                                      $   567     $   793     $   733   $  7,715     $ 38,834        $ 109,316
   Capitalized Interest                                      -           -           -          -            320              320
   Portion of Rental Expense which is
    Representative of Interest                               107         122         167        348        1,366            1,366
                                                         -------     -------     -------   --------     --------        ---------
    Total Fixed Charges                                      674         915         900      8,063       38,520          111,002

PREFERRED STOCK DIVIDENDS:                                    85          68          62        216          -              6,000
                                                         -------     -------     -------   --------     --------        ---------
COMBINED FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS:                            $   759     $   983     $   962   $  8,279     $ 38,520        $ 117,002
                                                         -------     -------     -------   --------     --------        ---------
                                                         -------     -------     -------   --------     --------        ---------
DEFICIENCY IN EARNINGS TO COVER COMBINED
   FIXED CHARGES AND PREFERRED
   STOCK DIVIDENDS:                                      $(4,679)    $(8,622)    $(7,288)  $(16,310)    $(83,033)       $(176,078)
                                                         -------     -------     -------   --------     --------        ---------
                                                         -------     -------     -------   --------     --------        ---------




                                                                         Nine Months Ended September 30,
                                                              --------------------------------------------
                                                                                                 1997
                                                                 1996           1997           Pro Forma
                                                                 ----           ----           ---------

EARNINGS:

   Net loss from continuing operations
          before income taxes                                 $(49,411)      $(164,078)       $(199,907)
   Adjustments to Earnings:
          Fixed Charges, as Detailed Below                      27,783          56,358           87,391
          Interest Capitalized                                     -            (1,213)          (1,213)
          Extraordinary Item                                       -               -                -
          Minority interest in WinStar Gateway Network             -               -                -
                                                              --------       ---------        ---------
   Earnings as Adjusted                                       $(21,628)      $(108,933)       $(113,729)
                                                              --------       ---------        ---------
                                                              --------       ---------        ---------




FIXED CHARGES:

          Interest Expense                                    $ 26,758       $  53,137        $  84,170
          Capitalized Interest                                     -             1,213            1,213
          Portion of Rental Expense which is
           Representative of Interest                            1,025           2,008            2,008
                                                              --------       ---------        ---------
          Total Fixed Charges                                   27,783          56,358           87,391

PREFERRED STOCK DIVIDENDS                                          -             3,881            4,535
                                                              --------       ---------        ---------
COMBINED FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS:                                 $ 27,783       $  60,239        $  91,926
                                                              --------       ---------        ---------
                                                              --------       ---------        ---------
DEFICIENCY IN EARNINGS TO COVER COMBINED
   FIXED CHARGES AND PREFERRED
   STOCK DIVIDENDS:                                           $(49,411)      $(169,172)       $(205,655)
                                                              --------       ---------        ---------
                                                              --------       ---------        ---------

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